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                                                                      EXHIBIT 23


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Frontier National Corporation
KSOP Plan
Sylacauga, Alabama

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated July 9, 2001, relating to the financial statements of Frontier National Corporation KSOP Plan appearing in the Plan's Annual Report on Form 11-K for the years ended December 31, 2000 and 1999.

                                   /s/ Schauer, Taylor, Cox, Vise & Morgan, P.C.
                                   ---------------------------------------------
                                       Schauer, Taylor, Cox, Vise & Morgan, P.C.
Birmingham, Alabama
July 13, 2001